2

                             SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                              (Amendment No.  )
Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box
[ X ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[   ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

               ................MILLIPORE CORPORATION.........
              (Name of Registrant as Specified in Its Charter)

 .....................................................N/A.....................
   (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):\
[ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-
6(i)(2) or Item 22(a)(2) of Schedule    14A.
[   ]     $500 per each party to the controversy pursuant to Exchange Act
Rule 12a-6(i)(3)
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11
     1)Title of each class of securities to which transaction applies:
     _____________________________________________________________________
     2)Aggregate number of securities to which transaction applies:
     _____________________________________________________________________
     3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     _____________________________________________________________________
     4)Proposed maximum aggregate value of transaction:
     _____________________________________________________________________
     5)Total fee paid:
     _____________________________________________________________________
[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided in Exchange
Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)Amount Previously Paid:
     ______________________________________________________________________
     2)Form, Schedule or Registration Statement No.:
     ______________________________________________________________________
     3)Filing Party:
     ______________________________________________________________________
     4)Date Filed:
     ______________________________________________________________________
   Preliminary Proxy Statement pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 -[DRAFT 2/19/96(2)]
                                  MILLIPORE
                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                          To Be Held April 18, 1996


To the Stockholders of
  Millipore Corporation

     The Annual Meeting of Stockholders of Millipore Corporation
("Millipore") for 1996 will be held at Millipore's Offices, 80 Ashby Road Bedford, Massachusetts 01730 on Thursday, April 18, 1996 at 10:00 a.m. local time, for the following purposes:

     1. To elect for a three-year term (expiring in 1999) the three Class III Directors; and to elect for a one-year term (expiring in 1997) one Class I director;

     2. To consider and act upon a proposal to amend Millipore's Restated Articles of Organization to increase Millipore's authorized capital from 80,000,000 to 120,000,000 shares of Common Stock, $1.00 par value, all as described in the accompanying proxy statement;

     3. To consider and act upon a proposal to approve the adoption of the Millipore Corporation 1995 Combined Stock Option Plan, as described in the accompanying proxy statement;

     4. To consider and act upon a proposal to approve the adoption of an amendment to the Millipore Corporation Long Term Restricted Stock (Incentive) Plan as described in the accompanying Proxy Statement; and

     5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Stockholders of record on the books of Millipore at the close of business on March 8, 1996 will be entitled to receive notice of and to vote at the meeting and any adjournment thereof.

                         By Order of the Board of Directors
                         John E. Beard, Clerk
Bedford, Massachusetts
March 15, 1996

     Whether or not you expect to attend the Annual Meeting in person, please complete, sign and return the enclosed Proxy promptly to assure your representation at the meeting.
                            MILLIPORE CORPORATION
                                80 Ashby Road
                        Bedford, Massachusetts  01730
                                617  275-9200


                               PROXY STATEMENT


     This Proxy Statement is being furnished to stockholders of Millipore Corporation (hereinafter "Millipore" or the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Millipore, and at any adjournments thereof. The meeting will be held at the offices of Millipore, 80 Ashby Road, Bedford, Massachusetts on Thursday,
April 18, 1996 at 10:00 a.m.   This solicitation of proxies is being made on
behalf of Millipore by its Board of Directors. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about March 15, 1996.

     The Board of Directors of Millipore has fixed the close of business on March 8, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. As of March 8, 1996, there were approximately 44,200,000 shares of Millipore Common Stock issued, outstanding and entitled to vote. Each stockholder is entitled to one vote per share of Common Stock held by such stockholder on each matter submitted to a vote.

     All properly executed proxies will be voted at the meeting in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the persons named on the accompanying proxy to vote FOR the election of the nominees for Directors listed below, FOR items 2, 3 and 4 in the accompanying Notice of Meeting, and otherwise in the discretion of the proxies. A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted at the meeting by filing with the Clerk of Millipore an instrument revoking it, by submitting a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at a meeting will not, in and of itself, constitute revocation of a proxy.

     Millipore will bear the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the Directors, officers and employees of Millipore, without additional compensation to them. Arrangements have been made with Corporate Investor Communications, Inc., to solicit proxies from brokerage houses, custodians, nominees and other fiduciaries and to provide for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons. It is estimated that the cost of such solicitation arrangements will be approximately $5,500 plus reimbursement of such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with the forwarding of solicitation materials.
                         CONFIDENTIAL VOTING POLICY


     Millipore has had in effect since 1992 a Confidential Stockholder Voting Policy which is intended to encourage stockholders to cast votes on issues presented to them as stockholders without concern for the impact that their vote might have on their other relationships with Millipore, whether as employee, supplier, customer, or in any other capacity. The policy provides, among other matters, that Millipore will arrange for the tabulation of all stockholder votes by representatives of its transfer agent or by persons who are otherwise unaffiliated with Millipore and not in the employ of the Company. The persons who tabulate votes and who have custody of proxies, ballots and other voting materials have been instructed as to this policy of confidentiality and to handle all such materials (or to destroy them) in a way that does not reveal the identity and vote of any stockholder specifically, and have been asked to certify compliance with this policy at the completion of each meeting of stockholders.

     Millipore's Confidential Voting Policy does not interfere with the entitlement of its officers, employees and agents to seek the identity of those stockholders who have not voted for the purpose of encouraging them to do so.

     In the event of a proxy contest, or the like, Millipore need not abide by its policy of confidentiality unless the opposition similarly agrees to do so.

     Failure in any instance to conform to this policy shall not invalidate any ballot or proxy or otherwise affect any action taken by stockholders of Millipore.

     Millipore has retained The First National Bank of Boston, its Transfer Agent, to tabulate the vote in connection with the matters to be acted upon at the Annual Meeting and has instructed the Bank as to the Company's Confidential Stockholder Voting Policy.

     The holders of a majority in interest of all stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. When any matter to be acted upon at the Annual Meeting requires, in accordance with the laws of the Commonwealth of Massachusetts, a favorable vote by stockholders who hold at least a majority of the Common Stock outstanding, both abstentions and broker "non votes" will be considered a vote "Against" the matter; when the matter to be acted upon requires only a favorable vote by stockholders who hold either a plurality or a majority of the shares present and eligible to vote at the meeting, abstentions will again be considered a vote "Against" the matter; but broker "non votes" will have no affect on the outcome, i.e., they will not be considered.

                    MANAGEMENT AND ELECTION OF DIRECTORS

     In 1990, in conformity with an Amendment to the Massachusetts Business Corporation Law adopted in April of that year, the Board of Directors amended Millipore's By-laws and divided the number of Directors into three classes. The term of one class of Directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term.

     Stockholders this year will be voting on the election of the three individuals identified as Class III Directors, whose terms will expire at the Annual Meeting of Stockholders in 1999 and one Class I Director whose term will expire at the 1997 Annual Meeting of Stockholders. Each nominee in Class III is now a director of Millipore and was elected as such at the 1993 Annual Meeting of Millipore Stockholders, except for Mrs. Hendricks who was elected to the Board of Directors at its September 1995 meeting. Mr. Zadel, who is the Class I nominee, was elected to the Board of Directors at a meeting held on February 20, 1996. All nominees have been designated as such by the Board of Directors based on the recommendations of the Board Organization, Nominating and Public Policy Committee, and the specially appointed Search Committee with respect to Mr. Zadel, no member of either Committee is an employee of Millipore except that Mr. Gilmartin did serve on the Search Committee. The other five Directors will continue in office for the remainder of their terms as indicated below.

     Unless otherwise specified, the accompanying form of proxy will be voted for the election of the nominees listed below. A stockholder may withhold his or her vote from any nominee by notation of that fact on the enclosed proxy. All nominees have consented to being named herein and have agreed to serve if elected. If any such nominee should become unable to serve, a circumstance which is not anticipated, the proxies may be voted to fix the number of Directors at such lesser number as are available to serve, or for a substitute nominee designated by the Board of Directors.

     A favorable vote by stockholders who hold at least a plurality of the Common Stock of Millipore present or represented by proxy at the Annual Meeting and voting thereon is required for the election of the Class III Directors and for the Class I Director.
  Nominees for Election as Directors for Terms Expiring in 1999 (Class III)

          Charles D. Baker, 67, Professor of Business Administration, Northeastern University

              Mr. Baker received an A.B. degree from Harvard College and an M.B.A. degree from the Harvard Graduate School of Business Administration. Mr. Baker served several years in the United States Navy. In 1955, he joined Westinghouse Electric Corp., where he served in various capacities. In 1961, he became Vice President and Treasurer of United Research, Inc. of Cambridge, Massachusetts. From 1965 through 1969, Mr. Baker was the Vice President and Director of the Transportation Services Group of Harbridge House, Inc., a research and consulting firm. From 1969 to 1970, Mr. Baker served as Deputy Under Secretary of Transportation for the United States Department of
Transportation and from 1970 through 1971, he was Assistant Secretary of Transportation for Policy and International Affairs. In 1971, Mr. Baker returned to Harbridge House, Inc. as its President and he served as its Chairman of the Board from 1974 until 1983. In 1984, Mr. Baker resigned his position as a Millipore Director to serve as Under Secretary of the United States Department of Health and Human Services, a position he held from 1984 to 1985. In the fall of 1985, Mr. Baker left his Government post and accepted the appointment at Northeastern University and, at the same time, he once again became a Millipore Director. Mr. Baker serves on the board of American Medical Response, Inc., the (Mass.) Group Insurance Commission, as well as several public interest organizations.

Member:   Audit and Finance                  First elected
          Committee;                          a Director:        1979
          Board Organization Nominating
          and Public Policy Committee


          Maureen A. Hendricks, 44, Managing Director, J.P. Morgan & Co.

              Mrs. Hendricks received her A.B. Degree from Smith College in 1973, and subsequently attended the Harvard Business School Program for Management Development (1980). In 1973, Mrs. Hendricks joined
          the New York investment     banking firm of J.P. Morgan & Co.,
          where she has served in various management positions within the firm including International Financial Management (1980-1983); U.S. Bank Department (1984-1988) and Structured Finance (1988-1991). From 1991-1993, Mrs.Hendricks served as the senior manager of the firm's European Equities and Equity Derivatives business in London England, and was a Director of J.P. Morgan Securities Ltd.
In September 1993, Mrs. Hendricks returned to New York and served as the head of the firm's Global Debt Capital Markets prior to assuming her current position as Managing Director in charge of Corporate Fixed Income. She is currently a Director of J.P. Morgan Securities, Inc. Mrs. Hendricks also serves on the Board of Directors of the Young Women's Christian Association
(YWCA) of New York and the New Jersey Shakespeare Festival.


Member:   Audit and Finance                  First elected
          Committee                      a Director:             1995


          Thomas O. Pyle, 56, Independent Business Advisor and Corporate Director for Healthcare Organizations

                             Mr. Pyle attended Massachusetts Institute of
Technology and also studied at the                University of Oxford.  From
1957-1965, Mr. Pyle served in various capacities in the
television production and advertising industries.  After receiving his M.B.A.
from the            Harvard Graduate School of Business Administration in
1967, Mr. Pyle joined the retailing          industry and served in various
capacities until 1969.  From 1969-1972, Mr. Pyle was with        the Boston
Consulting Group, Inc., becoming a Vice President in 1971. In 1972, he joined Harvard Community Health Plan, Inc., and was Chief Executive Officer and Director from 1978 to 1991. In 1992, he became Senior Advisor to the Boston Consulting Group, Inc. From October 1993 to September, 1994 Mr. Pyle served as Chief Executive Officer, MetLife HealthCare Management Corp., Inc., subsequent to which he rejoined the Boston Consulting Group, Inc. in his prior capacity as Senior Advisor. Mr. Pyle has served as a Director of Controlled Risk Insurance Company, Ltd. since 1976 (Chairman 1976-1989). He serves as a director of several healthcare organizations including The Codman Research Group; Employee Managed Care Corp.; Lincare Holdings, Inc; Unilab Corporation; Amisys; and Access Radiology Corporation.

Member:   Board Organization                 First elected
          Nominating and                 a Director:        1987
          Public Policy Committee;
          Management Development and
          Compensation Committee



    Nominee for Election as Director for Term Expiring in 1997 (Class I)

          C. William Zadel, Chairman, President and Chief Executive Officer, Millipore Corporation

              Mr. Zadel graduated from the United States Military Academy at West Point, N.Y., where he received a Bachelor of Science degree and his commission in the U.S. Marine Corps in 1965. He also received an MBA from the University of Chicago. After completing his military service in 1969, Mr. Zadel joined
          Quaker Oats Co., a consumer products manufacturer, where he served in several management positions in that Company's personnel, manufacturing and marketing operations. From 1974, when he joined Johnson & Johnson, Co., until 1977, Mr. Zadel served in various management capacities with this manufacturer of medical and healthcare products and supplies. In 1977 Mr. Zadel became Manager of Corporate Strategic Planning for Abbott Laboratories, a pharmaceutical and diagnostic device manufacturer, assuming the position of General Manager of Abbott Medical Electronics Corporation in 1979. In 1983, he joined Corning Glass Works (now Corning Inc.), a manufacturer of laboratory science and speciality materials, as Vice President of Business Development, becoming Senior Vice President of Corning's Americas Operations in 1984. In 1986, Mr. Zadel became President and Chief Executive Officer of the Ciba Corning Diagnostics Corp. (the joint venture between Ciba-Geigy, a Swiss pharmaceutical company and Corning Inc., which became a wholly-owned subsidiary of Ciba-Geigy in 1989 and was acquired by Chiron Inc. in 1995). On February 20, 1996, Mr. Zadel was elected, effective April 1, 1996, Chairman, President and Chief Executive Officer of Millipore Corporation. Mr. Zadel currently serves on the Board of Directors of Kulicke and Soffa Industries, Inc.; Matritech, Inc. and Zoll Medical Corporation. He also served as Chairman of the Health Industry Manufacturers Association (1994-1995).

                                             First elected
                                              a Director:        1996

                       DIRECTORS CONTINUING IN OFFICE


          Term Expiring at the 1997 Annual Meeting of Stockholders (Class I)

          John A Gilmartin, 53, Chairman, President and Chief Executive Officer, Millipore Corporation (prior to April 1, 1996)

              Mr. Gilmartin received his undergraduate degree from Pennsylvania State University and an M.B.A. from the Harvard Graduate School of Business Administration. Prior to joining Millipore, Mr. Gilmartin held various positions with Pfizer
          Inc., a manufacturer of pharmaceutical products, in both financial and business management. Mr. Gilmartin joined
          Millipore as Corporate Controller in 1979 and has served
          Millipore as Vice President-Finance from 1980 until 1981,
          Senior Vice President-Finance from 1981-1982 and as Senior Vice President-Finance and Administration from 1982 until 1985. In 1985, Mr. Gilmartin became President of the Millipore Products Division, a position he held until 1986 when he was elected
President and Chief Executive Officer of Millipore. In September, 1987, Mr. Gilmartin was elected Chairman of the Board. Mr. Gilmartin is a Director of the Massachusetts High Technology Council and the National Association of Manufacturers and is a member of the American Business Conference. Mr. Gilmartin is also Chairman of the Advisory Board of City Year, Boston and serves on the Corporate Advisory Committee of the Museum of Fine Arts and the Finance Committee of Trinity Church. On February 20, 1996, Mr. Gilmartin announced his resignation as President , Chief Executive Officer and Chairman of the Board (but not as a Director) of Millipore effective March 31, 1996.

                                        First elected
                                         a Director:             1986


          Mark Hoffman, 57, Independent Investor and Consultant

               Mr. Hoffman received an undergraduate degree from Harvard College, a Masters degree in economics from Cambridge University and an M.B.A. from the Harvard Graduate School of Business Administration. In 1963, as an M.I.T. Fellow in Africa, Mr. Hoffman joined the East African Common Services Organization. In 1966, Mr. Hoffman joined International Finance Corporation (investment banking affiliate of the World Bank). From 1969 to 1974, Mr. Hoffman served as a Director of Hambros Bank, Ltd., London, England. From 1975 to 1981, Mr. Hoffman was Senior Vice President and Chief Financial Officer of George Weston, Ltd., and was appointed President of its Resource Group in
1981. From 1982 until 1984, when he undertook his current activities as an independent investor and consultant, Mr. Hoffman served as Managing Director of Guinness Peat Group p.l.c., engaged through subsidiaries worldwide in merchant banking, insurance brokerage, leasing, property, energy and other management and financial service activities. Mr. Hoffman is currently Chairman of Hamilton Lunn Holdings Limited, an independent advisory and investment firm, and of Cambridge Capital Group Limited, a development capital and technology transfer company in Cambridge, England. Mr. Hoffman also serves as a Director of George Weston Limited, in Toronto; Advent International Corporation, Boston; and Guinness Flight Global Asset Management Limited, in London.

Member:   Management Development             First elected
          and Compensation Committee          a Director:             1976


          John F. Reno, 56, President and Chief Executive Officer, Dynatech Corporation

              Mr. Reno received an undergraduate degree from Dartmouth College and an M.B.A. from Northwestern University. In 1964, Mr. Reno joined G. H. Walker & Co., an investment banking firm in New York City, and served in various capacities prior to becoming a partner in that firm. In 1974, Mr. Reno joined Dynatech Corporation, manufacturer of a diversified line of proprietary electronic microprocessor-based equipment, instruments and systems, as General Manager and President of the Cryomedical Division. He subsequently held a number of senior management positions, including Vice President for Corporate Development (1979); Senior Vice President for Corporate
Development (1982); Executive Vice President (1987) and President and Chief Operating Officer (1991). Mr. Reno assumed his current position as President and Chief Executive Officer in 1993 and is a member of the Board of Directors. He is a trustee and Chairman of the Finance Committee of the Boston Museum of Science. Mr. Reno is the founder of "A Better Chance" program for disadvantaged youths in Winchester, Massachusetts, and a Director of the Massachusetts Business Roundtable and the Massachusetts Telecommunications Council.

Chairman: Management Development                  First elected
          and Compensation Committee               a Director:        1993


     Term Expiring at the 1998 Annual Meeting of Stockholders (Class II)


          Samuel C. Butler, 66, Presiding Partner, Cravath, Swaine & Moore

               Mr. Butler received an A.B. degree from Harvard College, and an LL.B. degree from Harvard Law School where he served on the Harvard Law Review and was a recipient of the Sears Award. Mr. Butler served, in 1954, as law clerk to Mr. Justice Minton of the United States Supreme Court. In 1956, after serving in the U.S. Army, Mr. Butler joined the New York law firm of Cravath, Swaine & Moore, being elected a partner in 1960 and assuming his current position as Presiding Partner in 1980. He served as a trustee of Vassar College (1969-1977) and was a member of the Board of Overseers of Harvard College from 1982-1988 (President of the Board, 1986-1988). Mr. Butler is
a trustee and Vice President of The Culver Educational Foundation and a member of the Board of Trustees of the New York Public Library. He is also a Director of Ashland Inc. and U.S. Trust Corporation.

Member:   Audit and Finance                  First elected
          Committee                      a Director:        1991

          Steven Muller, 68, President Emeritus, The Johns Hopkins University

         Dr. Muller received his undergraduate degree from the University of
California at Los Angeles     and a B.Litt. degree from Oxford University,
England, where he studied as a Rhodes Scholar.  He     received a Ph.D. in
political science from Cornell University. From 1954-1955, he served in the United States Army Signal Corps. From 1961 to 1971, Dr. Muller was Associate
Professor of   Government at Cornell University, during which period he also
served as the Director of Cornell's     Center for International Studies
(1961-1968) and as Vice President for Public Affairs (1966-1971).     In
1971, Dr. Muller joined The Johns Hopkins University as Provost and in 1972,
he was elected      as President of that University.  From 1972 until 1983,
Dr. Muller also served as President of The   Johns Hopkins Hospital.  Dr.
Muller left the Presidency and was named President Emeritus of The Johns Hopkins University in 1990. From 1990-1995, Dr. Muller served as Chairman of The 21st Century Foundation, a philanthropic organization dedicated to strengthening ties among democracies. Dr. Muller has served successively as Director, Vice Chairman, and Chairman of the Board of Governors of the Federal Reserve Bank of Richmond (1975-1983). In addition, Dr. Muller serves as Director of the Van Kampen/American Capital Closed End and Common Sense Funds; Beneficial Corporation; the Law Companies Group, Inc.; Alex. Brown Inc.; and Organization Resources Counselors, Inc.; and as Co-Chairman of the American Institute for Contemporary German Studies; Board Member of the Atlantic Council and the German Marshall Fund of the United States; and Chairman of St. Mary's College of Maryland.

Chairman: Board Organization                      First elected
          Nominating and Public Policy Committee        a Director: 1982
Committees, Meetings and Fees of Directors

     The Millipore Board of Directors has three standing committees.

     The Audit and Finance Committee is responsible for recommending the selection of the independent accountants; reviewing the scope of and fees for services rendered as well as the results of the independent audit; reviewing matters relating to internal audit functions; establishing policy as to those services which may be performed by Millipore's principal independent accountants; reviewing Millipore's policies and procedures concerning business ethics and internal controls; and reviewing Millipore's annual reports. This Committee also reviews Millipore's short term and long term financial plans, and other matters concerning corporate finance as well as the financial position of the Trust for Millipore Corporation Invested Employee Plans in order to assure that sufficient provision has been made to meet the financial obligations of such plans. The Audit and Finance Committee met three times during 1995.

     The Board Organization, Nominating and Public Policy Committee recommends nominees for election as directors to the full Board of Directors. It also evaluates and makes recommendations with respect to the structure of the Board itself, the responsibilities and membership of the various Committees of the Board, and the role of the Board in relation to management. In addition, it serves a public policy function, which includes consideration of questions of social responsibility. In its nominating capacity, this Committee considers recommendations for nominee candidates from other directors, management and stockholders. Stockholders wishing to submit candidates for consideration as nominees may do so by directing an appropriate letter and resume to Geoffrey Nunes, Senior Vice President and General Counsel of Millipore. The Board Organization, Nominating and Public Policy Committee held two meetings during 1995.

     The Management Development and Compensation Committee is composed of independent directors who are not officers or employees (or former officers or employees) of the Company and do not have "interlocking" or other relationships with Millipore that would detract from their independence as Committee members. It reviews the qualifications of Millipore's officers and nominates them for election by the full Board. It also fixes, subject to approval by the full Board, the annual compensation of the Chief Executive Officer and approves the compensation of all other elected officers. This Committee also considers compensation plans for management and administers Millipore's Management Incentive Plan and equity incentive plans. (See "Compensation Committee Report on Executive Compensation at Millipore"). It has responsibility for the periodic examination of Millipore's overall compensation structure. In its development capacity, it reviews organizational concepts, the development and promotion potential of Millipore's senior level of management as well as its long range personnel needs and its training and education activities. This committee met three times during 1995.

     During 1995, the Millipore Board of Directors held five meetings. Members of the Board of Directors received an annual retainer of $17,500 plus $1,000 for each Directors meeting attended. For service on committees, Directors received an additional $1,000 for each committee meeting attended, and Directors serving as chair of the committees received an additional $2,500 annual fee. Mr. Gilmartin receives no compensation, other than that listed in the Summary Compensation Table below, for service as a Director. All Directors attended at least 75% of the Board and relevant committee meetings held during 1995.

     During 1995 Dr. Steven Muller received additional compensation from Millipore of $13,000, for consulting services rendered in the areas of diversity and public policy.

     Gerald D. Laubach, who has been a director since 1981, has announced his intention not to stand for re-election to the Board of Directors at the 1996 Annual Meeting of Stockholders. His wisdom and guidance will be greatly missed.

     In addition to the compensation set forth above, "Eligible Directors" (those who are not employees of Millipore) receive stock options to purchase shares of Millipore Common Stock under the terms of the 1989 Stock Option Plan for Non-Employee Directors (the "1989 Plan"). Of the current directors, neither Mr. Gilmartin nor Mr. Zadel is an Eligible Director. Under the terms of the 1989 Plan, each Eligible Director receives an option to purchase 4,000 shares of Millipore Common Stock on the date of his or her first election, and thereafter automatically receives an additional option to purchase 2,000 shares of Millipore Common Stock (after giving effect to the 100% stock dividend declared in June 1995) at the first Board of Directors meeting following an Annual Meeting of Stockholders. The exercise price of each option is 100% of the fair market value on the date of grant. Each option becomes exercisable in annual cumulative increments of 25% commencing on the first anniversary of the date of grant. In the event of a recapitalization, stock dividend, split-up or combination of shares, merger or consolidation, an appropriate adjustment in the option price and number of shares granted shall be made. Upon termination of service with Millipore, options held by the Eligible Director which are not then exercisable shall terminate, except that exercise of options after termination of service as a director is provided for in cases where such service terminates on retirement or with the consent of Millipore or as a result of incapacity or death.

Compensation Committee Report on Executive Compensation at Millipore

     The Management Development and Compensation Committee of the Board of Directors ("the Committee") has furnished the following report on its policy and procedures with respect to determining compensation for Millipore's executive officers for 1995. This determination was made in December of 1994. The tables and textual information set forth following the report (pp.17-23) disclose such compensation.

     In 1994, the Committee reviewed in depth the Corporation's compensation practices, and in December of 1994, the written Guiding Principles with respect to compensation paid in all forms to the Chief Executive Officer ("CEO") as well as the other executive officers, were revised. At the same time, as a major part of such revision, the Board of Directors adopted (and the Stockholders subsequently approved) the Management Incentive Plan ("Incentive Plan") described in detail below. As a result, the Committee now annually establishes total targeted cash compensation (base pay plus variable [incentive] compensation expected to be earned if "target performance (described below) is met) for the CEO and for the other executive officers as well. The total targeted cash compensation for the CEO is intended to be competitive with those of a group of companies to which Millipore compares itself in terms of pay levels of the CEO and which represent those kinds of companies to which it would look for executive talent (the "Comparables"), and as such, is expected to be between the midpoint and that midpoint plus or minus 10% of the total cash compensation paid to chief executive officers of the Comparables, adjusted for meaningful differences in their revenues from those of Millipore. Total targeted cash compensation for the other executive officers is simultaneously set within the same range by reference to data on officers with similar job responsibilities in other like-sized corporations (not necessarily the Comparables) provided to Millipore by an outside consulting firm, as well as an evaluation of the particular officer's performance during the year. While the CEO Comparables are substantially the same as those used in prior years, they are not all of the same companies that would be included in a peer group established to compare stockholder returns and are not, with one exception, the same companies included in the S&P Manufacturing-Diversified Industrial Index reflected in the performance graph on p. 16.)

     Under the Incentive Plan which provides the variable (incentive compensation) portion of target cash compensation, levels of corporate performance are defined in relation to the corporate goals as "threshold" performance (minimum performance for which any Incentive Plan compensation will be paid); "target" performance (typically, the projected corporate performance); and "stretch" ( a level of corporate performance considered to be outstanding). If corporate performance is below the target performance, but above the threshold, some incentive compensation will be payable but not the full target; if corporate performance exceeds target, extra incentive compensation will be payable. When the Incentive Plan is fully implemented (in 1996), target incentive opportunities will range from 10% to 50% of base salary for participants (approximately 60 people in 1995) depending upon the participant's position and level of responsibility within the Company.

     The Committee approves the mix of financial incentive standards ("goals") including corporate and division and geographic financial goals for senior managers having divisional or geographic responsibilities, and individual performance goals that will result in the actual incentive compensation. Corporate financial performance comprises at least two thirds of the variable incentive compensation entitlement of the CEO and those other executive officers with no divisional or geographical responsibility.
Besides approving corporate and divisional goals, the Committee establishes personal goals for the CEO, and reviews the establishment by the CEO of the personal goals for the other executive officers.

     The Incentive Plan provides that about the time of the submission of the annual corporate budget and based in part on the objectives reflected therein, the Committee will review and approve for the subsequent year, the appropriate incentive standards and their respective "weights." Prior to the beginning of 1995, the Committee approved performance goals relating to increases in Sales Growth, Profit Contribution and Cash Flow. Increase in Sales Growth was given the most "weight" and Cash Flow the least. The Committee also established 1995 personal goals for the CEO which focused on the relative enhancement of shareholder value and increased market development, as well as management development. Further, the Committee reviewed the establishment by the CEO of the personal goals for the other executive officers of the Company, which included product and market development; human resource development and customer satisfaction programs; operating efficiencies and process improvement.

     In connection with the implementation of the Incentive Plan and upon review of the base salaries paid to the chief executive officers of the Comparables, Mr. Gilmartin's base annual compensation for 1995 was fixed in December 1994 at $525,600. This was a decline from the $700,000 he received in 1994 as total cash compensation (excluding the special bonus and cash profit sharing payments, see "Summary Compensation Table" p. 17) and was based to a small extent on the reduction in total revenues of the Company due to the divestitures and, to a greater extent, on the fact that a substantial portion (25% in 1995 and 50% in 1996) of his total targeted cash compensation would depend on the Company meeting its targeted performance goals for that year. For the same reasons, reductions in the base salaries of three of the other executive officers for 1995 resulted as well. Other base salaries were held level or increased only slightly in order to give effect to the future cash bonus opportunities upon achievement of the targets specified in the Incentive Plan.

     At its meeting on February 7, 1996, the Committee reviewed the results of financial operations for 1995 and determined that corporate performance exceeded the "stretch" goals for 1995. Based on this evaluation, as well as the Committee's determination of the extent to which the personal goals established for the CEO and the other executive officers had been completed satisfactorily, executive bonus payments for the eligible group were paid in February of 1996 in the amounts set forth in the Summary Compensation Table below.

     The Incentive Plan provides that an award to any one participant cannot exceed $1 million in any one year. At its Annual Meeting in 1995, stockholders favorably approved the Incentive Plan as a "performance-based" plan under Section 162(m) of the Internal Revenue Code of 1986, thereby permitting the Company to deduct bonus awards that would raise total cash compensation above $1 million for any of the Company's senior executives named in the Summary Compensation Table, if the conditions for deductibility otherwise are met.

     The Committee has determined that the Company's equity compensation program for the CEO and for the other executive officers named in the Summary Compensation Table will continue as in prior years. Equity compensation consists entirely of non-qualified stock options, a form of equity incentive whereby all value in the stock option is associated with an increase in share value. Options are granted annually at fair market value and become exercisable in cumulative increments of 25% per year on each of the first four anniversaries after the date of the grant and expire ten years after the date of the grant.

     The number of shares for each executive officer is determined by taking a percentage of the targeted total cash compensation and dividing that amount by the fair market value per share on the date of grant. The percentage, which falls within a pre-set range, is set annually by the Committee for the CEO, and by the CEO (subject to approval of the Committee) for the other executive officers and depends in each case on subjective evaluation of the performance of the officer under consideration and, therefore, may vary from year to year. At the same time the Committee takes into account the total number of options previously granted which remain outstanding. The number of options (after giving effect to the 2-for-1 stock split in June of 1995) granted to Mr. Gilmartin in December 1994 was 70,000. This was a reduction from the 100,000 options granted the prior year and reflected the substantial increase during 1994 in the price of the Company's Common Stock. Similar reductions occurred in the number of stock options granted to the other executive officers.

     The Committee tests the salary and option decisions which are made for the CEO and for the other executive officers of Millipore by reference to data furnished by outside compensation consultants. These tests involve comparison of total cash and equity compensation awards made by Millipore with similar awards made by companies in a number of different groups for which statistics are available. The differences between the amounts set by Millipore, using its group of comparables, with those that would be set using other populations of companies have to date been insignificant.

     Millipore periodically reviews with the assistance of outside experts in executive compensation the method by which it sets both total cash and equity compensation for its executives. Reviews have taken place on average about once each five years. The most recent review prior to 1994 was undertaken in 1991 by the Committee with the participation of two other independent members of the Board of Directors.

                                   John F. Reno, Chairman
                                   Mark Hoffman
                                   Thomas O. Pyle

Comparative Performance Graph

     The graph below compares the five-year cumulative total return, including the reinvestment of all dividends, starting from "100" on December 31, 1990 through December 31, 1995, among Millipore, the S&P 500 Index and the S&P Manufacturing-Diversified Industrial Index (including Millipore). It assumes $100 invested on December 31, 1990 in each of the two indices and in Millipore.

                                  Year End
                    Dec.90   Dec.91  Dec.92   Dec.93   Dec.94    Dec. 95
S&P 500             100      130.47  140.41   154.56   156.60    215.45
S & P Manufacturing-
   Diversified      100      122.58  132.87   161.30   166.96    235.11
Industrials

MIL                 100      103.66  100.59   115.68   141.58    242.65

 The information which forms the basis for the graph above has been provided by Standard & Poor's
                    Compustat, a division of McGraw-Hill.
                             Executive Compensation

       The following table sets forth all cash compensation as well as certain other compensation paid or accrued through March 8, 1996, to each of the five most highly compensated key policy making executive officers for services rendered in all capacities to Millipore and its subsidiaries during each of
 Millipore's fiscal years ended December 31, 1995, 1994 and 1993.  Compensation to be paid to C. William Zadel, as Chaiman, President and Chief Executive
     Officer for the last nine months of 1996 is set forth in the paragraph immediately following the footnotes to this table.

              S u m m a r y    C o m p e n s a t i o n    T a b l e

                                         Annual  Compensation *            Long Term Compensation **
                                                                                 A w a r d s
Name and Principal Position                                     Special     Restricted       Stock            All Other
   or Number in Group         Year   Salary(1)    Bonus(2)      Bonus(3)    Stock Awards(4)  Options(#)(5)   Compensation(6)

John A. Gilmartin             1995 $    525,600    $427,050      $     0       $    0            45,000       $   55,206
Chairman, President and       1994      700,000      18,200      190,000            0            70,000           72,287
Chief Executive Officer       1993      700,000           0            0            0           100,000           72,580

Hideo Takahashi               1995 $    370,583    $151,407      $     0    |  $    0             15,400       | 193,157
Vice President and.           1994      406,422           0            0(3) |       0             23,800       | 104,998
President, Nihon              1993      280,662           0            0    |  68,000             11,000       |  93,545
Millipore Ltd.

Geoffrey Nunes                1995 $    285,718    $111,429      $     0       $     0          15,200            29,090
Senior Vice President,        1994      320,000       8,320      190,000             0          24,000            32,388
General Counsel               1993      320,000           0            0             0          37,000            32,950

Douglas B. Jacoby             1995 $    249,996    $ 97,500      $     0             0          17,800            25,026
Vice President                1994      249,996       6,500      190,000             0          26,200            21,288
                              1993      232,000           0            0             0          32,000            22,388

John E. Lary                  1995 $    195,516    $ 77,522     $     0        $     0          11,900            14,255
Vice President                1994      207,996       5,408      190,000             0          17,800            14,388
                              1993      200,000           0            0          52,000        10,000            13,848

Footnotes to Summary Compensation Table

* and ** Column captioned "Other Annual Compensation" (personal benefits and perquisites) has not been included, as compensation in the form of personal benefits for 1995 did not exceed the lesser of $50,000 or 10% of compensation (salary plus bonus) reported above for executive officers individually. Column captioned "Payouts" has not been included because Millipore does not have any long term incentive plans.

(1)Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code during the fiscal years specified. Amounts set forth for Mr. Takahashi have been converted from local currency to U.S. dollars based on the foreign currency exchange rate for
   December 31 in each year of the years indicated.

(2)Amounts allocated in 1994 pursuant to the Corporation's Cash Profit Sharing Plan, a bonus plan tied to Millipore's return on average total assets in which all domestic employees of Millipore with at least one year of service participate in proportion to their cash compensation. An allocation of 2.6% of eligible payroll was made in 1994, and paid in 1995. Key executives who participate in the Incentive Plan are no longer eligible to participate in the Cash Profit Sharing Plan. Amounts set forth for 1995 indicate amounts paid in 1996 under the Incentive Plan for the achievement of corporate performance and personal goals in 1995.

(3) In connection with the divestitures of the Waters Chromatography and Biosearch Divisions in 1994, and the related downsizing of corporate infrastructure, the Board of Directors at its November meeting authorized the payment of a bonus of $190,000 to each of the five individuals named in the Table as well as three other key members of management, except for Mr. Takahashi who received his bonus directly in shares of Common Stock determined on an after-tax basis. The use of the after-tax proceeds of the bonus was restricted solely to the exercise of previously granted stock options and the payment of taxes occasioned by such exercise. As a result of this and other purchases, as of March 8, 1996, the five-named individuals own outright Millipore Common Stock having a market value equal to approximately 6 times their 1995 base cash compensation.

(4) Determined by multiplying the number of Restricted Shares awarded by the closing price of Millipore Common Stock on the date the Committee approved the grant. On December 31, 1995 the following executive officers held the total number/current market value of Restricted Stock (determined by multiplying the number of shares by the closing price of Millipore Common Stock on December 31, 1995 ($41.125/share)): Mr. Takahashi 10,800 shares/$444,850 and Mr. Lary, 8,200 shares/$337,225. Dividends are paid on Restricted Stock at the same rate as are paid to all stockholders.

(5) Stock options are granted by the Committee in December of each year and relate to the cash compensation of the named executive officer for the following year. (See "Stock Options Granted in 1995" and "Compensation Committee Report on Executive Compensation at Millipore"). Option holdings have been adjusted to give effect to the 2-for-1 stock split effected in the form of a 100% stock dividend declared in June 1995.

(6) Includes: (a) amounts contributed by the Company under its tax-qualified defined contribution profit sharing plan to Messrs. Gilmartin, Nunes, Jacoby, and Lary of $10,026 each; (b) Company "matching" contributions on compensation deferred pursuant to its tax-qualified plan under Section 401(k) of the Internal Revenue Code of $3,080 each to Messrs. Gilmartin, Nunes and Jacoby and $815 to Mr. Lary; (c) total amounts deferred under the Company's non-qualified supplemental defined contribution and savings plans to provide certain executives with benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans: $42,100; $15,984; $11,920 and $3,414, to Messrs. Gilmartin, Nunes, Jacoby, and Lary, respectively. Amounts included for Mr. Takahashi represent annual accruals by Nihon Millipore Ltd. for a retirement allowance under the Nihon Millipore Ltd. Retirement Plan. (See "Pension Plans" at p. 23).

Compensation of C. William Zadel:

     On February 20, 1996, C. William Zadel was elected, effective April 1, 1996, Chairman of the Board, President and Chief Executive Officer of Millipore Corporation. Mr. Zadel will be compensated during 1996 as follows: An Annual Base Salary of $500,000; under the Millipore Management Incentive Plan a Target Incentive of $250,000 (if the Company's target incentive goals are met for the year) and a Stretch Incentive of an additional $250,000 (if the Company's stretch incentive goals are met). The Base Salary and all incentives will be pro-rated over the nine-month period commencing April 1, 1996. (See "Compensation Committee Report on Executive Compensation at Millipore"). Mr. Zadel also received a Restricted Stock award of 25,000 shares under the Company's Long Term Restricted Stock (Incentive) Plan with a five-year vesting period, subject to stockholder approval of the proposed Amendment to Millipore's Long Term Restricted Stock (Incentive) Plan, see p. 31; and was granted an option to purchase 120,000 shares of the Company's Common Stock, $1.00 Par Value, having a Fair Market Value of $44.875 on the date of grant (February 20, 1996), under the Millipore Corporation 1995 Combined Stock Option Plan, subject to stockholder approval of the proposed adoption of the Millipore 1995 Combined Stock Option Plan, see p. 29 below. Mr. Zadel will be eligible to participate in the Millipore Corporation Retirement Plan and Millipore Corporation Participation and Savings Plan (a defined contribution profit sharing plan) upon meeting the eligibility requirements for those plans. In the event Mr. Zadel's employment with the Company is terminated by the Board of Directors prior to February 20, 1997, for any reason other than "cause" (narrowly defined), he will receive one year's base compensation and the restrictions on his Restricted Stock will be waived.

Stock Options Granted in 1995

     The following table shows, as to those executive officers of Millipore listed in the Summary Compensation Table (i) the number of shares of Millipore Common Stock, $1.00 par value, subject to stock options granted under the Millipore Corporation 1985 Combined Stock Option Plan ("1985 Plan") during the period January 1, 1995-December 31, 1995, (ii) the percentage that each grant represents of the total number of shares subject to stock options granted under the 1985 Plan to all employees during the period; (iii) the exercise price; (iv) the expiration date and (v) the potential realizable value of the options granted assuming the market price of the underlying Millipore Common Stock appreciates annually in value by the percentages indicated during the term of the option (December 7, 1995 - December 7, 2005). Under the 1985 Plan, no options may be granted to Directors who are not employees of Millipore.
Further, the 1985 Plan expired in December 1995 (see "Adoption of 1995 Combined Stock Option Plan" at p. 29)

                                                                      Potential Realizable Value at
                                                                      Assumed Annual Rates of
                                                                      Stock Price Appreciation
 I n d i v i d u a l   G r a nt s (1)                                 for Option Term (2)

                               % of Total Options      Exercise or
                    Options    Granted to Employees     Base Price     Expiration   Exercise Price      Exercise Price
Name                Granted(#)         in 1995          ($/Share)         Date       + 5%($61.329)     + 10%($97.448)
John A. Gilmartin    45,000           12.2%             $37.625         12/7/2005      $1,066,680      $2,692,035

Hideo Takahashi      15,400            4.2%             $37.625         12/7/2005      $  365,042      $  921,274

Geoffrey Nunes       15,200            4.1%             $37.625         12/7/2005      $  360,301      $  909,310

Douglas B. Jacoby    17,800            4.8%             $37.625        12/7/2005        $ 421,931     $1,064,849

John E. Lary         11,900            3.0%             $37.625        12/7/2005        $ 282,077     $711,893

Executive Officers  128,300           34.7%             $37.625        12/7/2005        $3,041,223     $7,675,290
 (7 persons, including
 those listed above)(3)
All other employees  241,900          65.3%             $37.625        12/7/2005        $5,733,997     $14,471,183
 (approximately 290
 persons excluding
those listed above)(3)

(1) The 1985 Plan provides that all options shall be exercisable at a price of not less than 100% of the fair market value of Millipore Common Stock on the date of grant, subject to adjustment by the Board of Directors to reflect stock splits or stock dividends. Options become exercisable in annual cumulative increments of 25% commencing on the first anniversary of the date of grant and all options expire no later than 10 years after the date of grant. Options expire upon termination of employment, except that exercise after termination of employment is provided for in cases where employment terminates on retirement or with the consent of Millipore or as a result of incapacity or death. Options can be exercised by delivery of cash or shares of Millipore Common Stock having a fair market value on the date of delivery equal to the full purchase price. In the event of certain corporate transactions or a change in the composition of the Board of Directors giving rise to an "impending change of control" all options previously granted to certain executive officers become immediately exercisable (see "Executive Termination Agreements" below).

(2) Assumes the market price of the underlying Millipore Common Stock appreciates in value by the percentages indicated during the period 1995 (date of option grant) - 2005 (date of option expiration) and has been reduced to reflect the cost to the executive of the exercise of the option. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. Of course, any stock appreciation will benefit all Millipore stockholders. There can be no assurance that the amounts reflected in the table will be achieved.

(3) Indicates number of shares subject to stock options granted to groups of employees specified.
Aggregate Option Exercises in Fiscal Year 1995 and December 31, 1995 Values of Unexercised Stock Options

The following table shows, as to those executive officers of Millipore listed in the Summary Compensation Table above, information with respect to unexercised options to purchase Millipore Common Stock granted in 1994 and prior years under the 1985 Plan (after giving effect to the 2 for 1 stock split effected in the form of a 100% stock dividend in 1995).

                                                      Number  of          Value of Unexercised
                                                    Unexercised Options      In the Money Options
                                                        at 12/31/95         at 12/31/95  (2)
                    Shares Acquired     Value             Exercisable/     Exercisable/
Name                on Exercise (#)     Realized ($)(1)  Unexercisable     Unexercisable
John A. Gilmartin             12,162         $154,182       518,500/        $12,532,719/
                                                            172,500          2,854,219

Hideo Takahashi               10,288         $143,068        66,290/       $ 1,558,838/
                                                             41,300          556,322

Geoffrey Nunes                 5,004         $ 30,650       125,036/       $ 2,938,840/
                                                             60,950          1,026,137

Douglas B. Jacoby             35,260         $456,414        63,420/       $ 1,481,422/
                                                             60,450            951,072

John E. Lary                  11,140         $140,204        35,600/        $  824,191/
                                                             33,100           461,884

(1) Measured by the difference between the exercise price of the option and the fair market value of Millipore Common Stock on the date of exercise.
(2) Measured by the difference between the closing market value of Millipore Common Stock on December 29, 1995 ($41.125 per share) and the exercise price of the option.
Pension Plans
     The Retirement Plan for Employees of Millipore Corporation ("Retirement Plan") is a tax-qualified defined benefit "floor" plan which is designed to coordinate with the benefits available to participants under the Company's tax-qualified defined contribution profit sharing plan ("Participation Plan") to provide certain retirement benefits to eligible employees. An eligible employee receives benefits under the Retirement Plan to the extent that the benefits under the Participation Plan are inadequate to provide the minimum level of benefits specified by the Retirement Plan. There is no deduction or offset from benefits payable to employees under the Retirement Plan for
amounts employees receive from Social Security or other sources.   The
Retirement Plan provides a minimum level of benefits based on service and earnings (which earnings are computed in the same manner as the cash compensation amounts set forth in the Summary Compensation Table) with a reduction in the benefit formula for less than thirty years of service.

     Officers participate in the Retirement Plan on the same basis as other Millipore employees. As of December 31, 1995 full years of credited service under the Retirement Plan for certain officers were: Mr. Gilmartin - 16 years; Mr. Nunes - 19 years; Mr. Jacoby - 20 years and Mr. Lary - 12 years. Mr. Takahashi is ineligible to participate in the Retirement Plan for U.S. employees (see below).

     Millipore also maintains a supplemental non-qualified plan (the "Supplemental Plan") to provide certain executive employees with benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of retirement benefits and deferred compensation which may be received under the Company's tax-qualified plans.

     The table below shows the estimated annual benefits payable in 1995 under the Retirement Plan and the Supplemental Plan. Retirement benefits shown are based upon retirement at age 65 and the payment of a single life annuity, to persons in the specified compensation and years of service categories:
Average Earnings During Five       Estimated Annual Minimum Retirement
Highest Consecutive Years in     Benefits for Indicated Years of Credited
Fifteen Years Prior to Retirement                  Service
                          15        20        25    30 (and more than 30)(1)
     $125,000           25,329    33,789    42,199     50,659
     $150,000           30,767    41,043    51,258     61,534
     $175,000           36,204    48,297    60,316     72,409
     $200,000           41,642    55,550    69,375     83,284
     $225,000           47,079    62,804    78,434     94,159
     $250,000           52,517    70,057    87,493    105,034
     $300,000           63,392    85,565   105,611    126,784
     $400,000           85,142   113,579   141,846    170,284
     $450,000           96,017   128,086   159,964    192,034
     $500,000          106,892   142,594   178,082    213,784
     $550,000          117,767   157,101   196,200    235,534
     $600,000          128,642   171,608   214,317    257,284
     $650,000          139,517   186,115   232,435    279,034
     $700,000          150,392   200,623   250,553    300,784
     $750,000          161,267   215,130   268,671    322,534
     $800,000          172,142   229,637   286,788    344,284
(1) There is no additional benefit payable under the Retirement Plan for years of service in excess of 30.

     Mr. Takahashi participates in the Nihon Millipore Directors Retirement Plan (the "Nihon Retirement Plan") for certain members of senior management (currently seven participants) of Nihon Millipore Ltd. Nihon Millipore Ltd. accrues amounts annually based on a percentage of the participant's annual salary. The Nihon Retirement Plan provides a basic retirement allowance for participants based on factors including final monthly salary, length of service and positions held within Nihon Millipore Ltd. during employment. Payments are made in one lump sum upon retirement.

Executive Termination Agreements

     Millipore entered into agreements with Messrs. Gilmartin, Nunes, Jacoby and Lary, as well as two other executive officers, to provide them with certain severance benefits in the event of an actual or impending "Change of Control" of Millipore. In substance, a Change of Control shall be deemed to have occurred when any person becomes the beneficial owner, directly or indirectly, of 20% of Millipore's then outstanding Common Stock or if those members who constituted a majority of the Board of Directors cease to be so. An "Impending Change of Control" means any event or circumstances which gives rise to a threat or likelihood of a Change of Control, whether or not it is approved by Millipore's management or directors.

     The executive officers who have entered into agreements with Millipore will be provided with benefits in the event that their employment with Millipore is terminated pursuant to or following a Change of Control. Each agreement provides that if the executive officer remains in Millipore's employ for at least 6 months following an event giving rise to an Impending Change of Control and, pursuant to or following a Change of Control, the employment of the executive officer is terminated, the executive officer will then receive the severance benefits. Generally, these benefits include: a lump sum termination payment equal to 24 months of salary at the highest rate received during the past three years (if such provisions had been triggered during 1995, the amounts payable to Messrs. Gilmartin, Nunes, Jacoby and Lary would have been $1,400,000, $640,000, $499,992 and $415,992 respectively)
and a supplemental retirement benefit at age 65 for those executives whose tenure with Millipore at the time of such termination is less than that required under the Retirement Plan for full retirement benefits to make up either in whole or in part for any such shortfall. Further, in the event of an Impending Change of Control, options for purchase of shares of Common Stock become exercisable immediately and executive officers are given the right to sell to Millipore all shares held (or acquired within 90 days following a Change of Control) at a price equal to the highest price paid within 90 days prior to the exercise of such right.
                     Ownership of Millipore Common Stock

Management Ownership of Millipore Common Stock

     The following table sets forth information concerning the number of shares of Millipore Common Stock, $1.00 par value, beneficially owned, directly or indirectly, as of March 8, 1996, by each Director or nominee; each of the five most highly compensated executive officers and all directors and executive officers as a group. This information is based on information provided by each Director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the Director, nominee or officer held sole voting and investment power over such shares.

          Name           Shares Beneficially Owned (1)(#)        % of Class

     Charles D. Baker                   15,400                        *
     Samuel C. Butler                   16,365                        *
     John A. Gilmartin                 633,008                      1.4%
     Maureen A. Hendricks                  332                        *
     Mark Hoffman                       19,000                        *
     Douglas B. Jacoby                  81,132                        *
     John E. Lary                       57,256                        *
     Steven Muller                      13,800 (2)                    *
     Geoffrey Nunes                    196,536                        *
     Thomas O. Pyle                     20,782                        *
     John F. Reno                        8,403                        *
     Hideo Takahashi                   120,378                        *
     Z. William Zadel                   26,000                        *

All Directors and Executive Officers
 as a Group (14 persons including
 those listed above)                 1,289,265 (3)

*None of these officers or directors owns as much as 1.0% of Millipore Common
  Stock.
#Shareholdings have been adjusted to give effect to the 2-for-1 stock split effected in the form of a 100% stock dividend declared in June 1995.

(1) Included in the shares listed as beneficially owned are (i) shares held in Deferred Compensation Accounts for four directors and shares subject to stock options under the Millipore Corporation 1989 Stock Option Plan for Non-Employee Directors which the following directors have the right to acquire within 60 days: Messrs. Baker, Hoffman, Muller and Pyle, 13,000 shares each; Mr.Butler 9,000 shares and Mr. Reno, 3,500 shares; and
  (ii) shares subject to stock options under the Millipore Corporation 1985 Combined Stock Option Plan which the following executive officers have the right to acquire within 60 days: Mr. Gilmartin, 518,000 shares; Mr. Takahashi, 58,918 shares; Mr. Nunes, 125,036 shares; Mr. Jacoby, 63,420 shares and Mr. Lary 33,250 shares.

(2) Of shares shown as owned by Dr. Muller, 800 are held for his benefit under a deferred compensation plan maintained by the John Hopkins University. Dr. Muller does not have voting power over these shares.

(3) Includes 919,886 shares subject to acquisition by Directors and Officers within 60 days through the exercise of stock options and 15,876 shares of Millipore Common Stock to which those directors who have elected to defer all or part of their compensation may elect to receive upon retirement from the Board. The foregoing aggregate figure represents approximately 2.9% of the issued and outstanding stock on such date.

     Section 16(a) of the Securities Exchange Act of 1934 requires Millipore's Directors and Officers and persons who own more than 10 percent of Millipore's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Millipore Common Stock. Millipore is required to disclose in its proxy statement any failure to file these reports by the required due dates. All of these filing requirements were satisfied. Millipore has relied solely on written representations of its Directors and Officers and copies of the reports they have filed with the Securities and Exchange Commission.

         APPROVAL OF PROPOSAL TO AMEND MILLIPORE'S RESTATED ARTICLES OF ORGANIZATION TO INCREASE MILLIPORE'S AUTHORIZED CAPITAL

     It is proposed to amend Millipore's Restated Articles of Organization to increase Millipore's authorized capital from 80,000,000 to 120,000,000 shares of Common Stock, $1.00 par value, as described below.

     Currently Millipore's Restated Articles of Organization authorize the issue of 80,000,000 shares of Common Stock. As of March 8, 1996, approximately 44,260,000 shares of Common stock were issued and outstanding, after giving effect to the 100% stock dividend paid by the Corporation on July 21, 1995 to shareholders of record of Millipore Common Stock on June 23, 1995. In addition, an aggregate of approximately 5,800,000 shares has been or will be reserved for issue under Millipore's various employee plans (including the 1995 Combined Stock Option Plan and Long Term Restricted Stock (Incentive) Plan described at pp 29-33).

     In April 1988, Millipore's Board of Directors adopted a Shareholders Rights Plan and declared a dividend granting to Millipore Stockholders for each share of Common Stock, one share of Common Stock at a price of $80 (on a post-dividend basis) for each share (the "Rights"). The purpose of the Shareholders Rights Plan is to permit Millipore's Board of Directors to take certain actions in opposition to potential or actual takeover proposals (such as an unsolicited tender offer or share acquisition or exchange by a third party) which it determines not to be in the best interest of Millipore stockholders. The Rights are attached to and may only be traded with the Company's Common Stock (including shares reserved under employee benefit plans); and are not exercisable until an event occurs that triggers their effectiveness. Until such date, the holder will have no rights as a stockholder of Millipore including, without limitation, the right to vote or receive dividends. The Rights will expire on April 28, 1998, unless redeemed by the Company at an earlier date. The Company has no reason, at this time, to anticipate any event giving rise to the issuance of additional shares under the Shareholders Rights Plan. If such event occurred, however, there would need to be sufficient additional shares reserved for issuance equal to the number of shares of Millipore Common Stock then outstanding (including shares reserved for issuance under Millipore's employee benefit plans). The ability to issue additional shares could thus discourage unsolicited takeover attempts which might be perceived as desirable by certain stockholders and might also impede efforts by the proponents of such transactions to change Millipore's Board or management

     The Board of Directors has determined that it is advisable to increase the number of authorized shares of Millipore Common Stock to 120,000,000 shares. The proposed increase in Millipore's capital will effect no change in the voting powers, rights or privileges of Millipore's Common Stock. Each share of Millipore Common Stock is entitled to one vote on all matters submitted to stockholders. The Common Stock is entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock will share ratably in the net assets of the Company. The Common Stock is not subject to redemption, has no conversion or pre-emptive rights and is not entitled to cumulative voting for the election of directors. Under Millipore's By-Laws the Board of Directors is empowered to issue authorized but unissued shares of Common Stock. Millipore Common Stock is traded on the New York Stock Exchange.

     The authorization of an additional 40,000,000 shares of Common Stock will provide Millipore with the flexibility to act promptly to raise additional capital for use in Millipore's business, effect recapitalizations or further stock splits or stock dividends, to continue its employee equity incentive programs and to take advantage of investment and acquisition opportunities that may arise in the future. The issue of such shares may be through a public offering to raise capital or it may be to private parties in consideration of cash, securities or other assets pursuant to negotiated transactions. Millipore currently has no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Millipore Common stock except for shares presently reserved for issuance under various employees plans and the Millipore Shareholders Rights Plan. If any plans, understandings, agreements or arrangements are made concerning the issuance of any such shares, stockholders of then outstanding shares of Millipore's Common Stock may or may not be given the opportunity to vote thereon, depending on the nature of any such transactions, the law applicable thereto, and the judgment of the Board of Directors regarding the submission thereof to Millipore's stockholders. The Board of Directors believes that the benefits of having the flexibility to issue shares without delay for any business purpose outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals.

     A favorable vote by stockholders who hold at least a majority of the Common Stock of Millipore outstanding is required to approve the proposal to amend Millipore's Restated Articles of
Organization to increase Millipore's authorized capital.

     The Board of Directors recommends a vote FOR the proposal to amend Millipore's Restated Articles of Organization to increase Millipore's authorized capital.
      APPROVAL OF MILLIPORE CORPORATION 1995 COMBINED STOCK OPTION PLAN

     Until December, 1995, Millipore had in effect the 1985 Combined Stock Option Plan (the "1985 Plan") under which the grant to key employees of both Non-Qualified Stock Options and Incentive Stock Options to purchase Millipore Common Stock was authorized. The 1985 Plan provided that all options granted thereunder were exercisable at a price of not less than 100% of the fair market value of Millipore Common Stock on the date of grant, subject to adjustment by the Board of Directors to reflect stock splits or stock
dividends or to reduce the price to not less than the   fair market value of
Millipore Common Stock on the date of any such reduction. The 1985 Plan also provided that all options granted thereunder expired not more than ten years after the date of grant and that no options could be granted thereunder after
December 1995.   At its meeting in December 1995, the Board of Directors
adopted the 1995 Combined Stock Option Plan (the "1995 Plan") and authorized the reserve of 2,000,000 shares of Millipore Common Stock for issuance thereunder, subject to approval of the stockholders at the Annual Meeting. The terms of the 1995 Plan are substantially similar to those of the 1985 Plan and are fully described below.

Description of the 1995 Plan

     Millipore has traditionally maintained stock option plans in effect so that options to purchase shares of Millipore Common Stock may be granted to key employees as an incentive benefit to give them a proprietary interest in Millipore and thereby align their long-term interests with those of Millipore's stockholders. The 1995 Plan provides for the grant of both Non-Qualified Stock Options and Incentive Stock Options ("ISOs").

     The 1995 Plan provides that all options granted thereunder shall be exercisable at a price of not less than 100% of the fair market value of Millipore Common Stock on the date of grant, subject to adjustment by the Board of Directors to reflect stock splits or stock dividends or to reduce the price to not less than the fair market value of Millipore Common Stock on the date of any such reduction. The fair market value shall be defined as the closing price for Millipore Stock on the New York Stock Exchange on the composite tape on the last business day prior to the date on which the option was granted, or if no sale of the stock shall have been made on the New York Stock Exchange on that day, on the next preceding day on which there was a sale of such stock. As of March 8, 1996 the fair market value for Millipore Common Stock, as quoted on the New York Stock Exchange was $00.000. Options can be exercised by delivery of cash or shares of Millipore having a fair market value on the date of delivery equal to the full purchase price; or by delivery to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay for the exercise price.

     Incentive Stock Options and Non-Qualified Stock Options become exercisable in annual cumulative increments of 25% commencing on the first anniversary of the date of grant. Options granted under the 1995 Plan expire no later than ten years after the date of grant. In the event of certain corporate transactions or a change in the Board of Directors giving rise to an "impending change of control" all options previously granted to certain executive officers become immediately exercisable (see "Executive Termination Agreements," p. 24).

     During the optionee's lifetime, options under the 1995 Plan are exercisable only by the optionee. Options expire upon termination of employment, except that exercise after termination of employment is provided for in cases where employment terminates on retirement or with the consent of Millipore or as a result of incapacity or death.

     The 1995 Plan is administered by the Management Development and Compensation Committee (the "Committee") of the Board of Directors, the members of which are ineligible to participate therein. All members of the Committee are considered "outside directors." Subject to review by the Board of Directors, the Committee shall recommend as to the Chairman and the Chief Executive Officer and shall approve management's recommendations as to those other employees to whom options should be granted, the number of shares covered by each option, the price per share (which may not be less than the fair market value of Millipore Common Stock on the date of grant) and other terms and conditions of each option. An employee of Millipore or any of its subsidiaries, including an officer and a Director who is also an employee but excluding Directors who are not employees, is eligible to receive options under the 1995 Plan. The criteria for selecting employees eligible to receive options to purchase shares under the 1995 Plan include compensation guidelines as well as subjective factors, except that no employee may be awarded options under the 1995 Plan in any fiscal year covering more than 500,000 shares of Millipore Common Stock.

     The 1995 Plan authorizes the reserve for issuance of 2,000,000 shares of Millipore Common Stock, subject to the approval of Stockholders at the 1996 Annual Meeting. Approximately 965,000 shares of Millipore Common Stock remained reserved for issuance under the 1985 Plan at the time of its expiration in December 1995. The shares so reserved will be transferred to the 1995 Plan with the difference between the number of such transferred shares and the 2,000,000 authorized by the 1995 Plan to be allocated out of authorized but unissued or treasury shares. The 1995 Plan provides that, subject to shareholder approval, it shall take effect on December 7, 1995 and shall continue until December 2005.

     For information with respect to options outstanding under the 1985 Plan and the number of shares granted to those employees selected in 1995 to receive options under the 1985 Plan, see "Stock Options Granted in 1995" (p.
20).

Federal Tax Aspects of the 1995 Plan

     In 1993, the Internal Revenue Code (the "Code") was amended to add
Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to those of the Company's senior executives who are required to be named in the Summary Compensation Table. Certain performance-based compensation plans approved by stockholders are not subject to the deduction limit. The effect of shareholder approval of the 1995 Plan is to enable the Company to deduct compensation that could exceed $1,000,000 (which includes the grant of options to purchase shares of stock) if the conditions for deductibility are otherwise met.

     Millipore receives no consideration for the grant of stock options. Under certain provisions of the Code, upon the exercise of Non-Qualified Stock Options an optionee will recognize ordinary taxable income in the amount of the excess of the fair market value of Millipore stock on the date of exercise over the option price and Millipore will be entitled to a tax deduction in the same amount. By contrast, there is no taxable income realized by an optionee upon the exercise of an ISO. However, the amount by which the fair market value of the shares purchased exceeds the ISO option price will be an item of tax preference that may be subject to the alternative minimum tax on tax preference items, depending upon the optionee's individual tax situation. Due to the elimination of preferential long-term capital gains tax rates, at the time of sale or other disposition of such shares, the excess of the sale price over the ISO option price will be taxable at ordinary income tax rates.

Reasons for the Adoption of the 1995 Plan

     Management believes that the adoption of the 1995 Plan will enable Millipore to continue its program of providing key employees an incentive benefit to give them a proprietary interest in Millipore and thereby align their long-term interests with those of Millipore's stockholders.
Stockholder approval of the 1995 Plan is necessary to continue the program of granting stock options to certain executive officers as a means of aligning their long-term interests with those of Millipore's Stockholders. In the event Stockholder approval is not obtained, Management will determine an appropriate course of action.

     A favorable vote by Stockholders who hold at least a majority of the Common Stock of Millipore present or represented by proxy at the Annual Meeting and voting thereon is required for the approval of the 1995 Plan.

     The Board of Directors recommends a vote FOR approval of the 1995 Combined Stock Option Plan by the Stockholders of Millipore.

    APPROVAL OF AMENDMENT TO LONG TERM RESTRICTED STOCK (INCENTIVE) PLAN

     Management proposes that stockholders approve an Amendment to the Long Term Restricted Stock (Incentive) Plan ("Restricted Stock Plan") adopted by the Millipore Board of Directors in December, 1995. This Amendment extends the period during which awards may be made subject to the Restricted Stock Plan until May 1, 2000. The number of shares available for grant under the Restricted Stock Plan is not being increased.

Description of the Restricted Stock Plan

     Millipore has long believed that it is in the best interests of its stockholders to adopt incentive compensation programs which align management's interests with those of stockholders and which also help attract and retain key members of senior management who are in a position to make substantial contributions to the successful conduct of Millipore's business and affairs. To this end, the Restricted Stock Plan has been in effect since its initial adoption by stockholders in 1990. At the Annual Meeting in 1990, Stockholders approved the amendment of the Restricted Stock Plan to extend its term until May 1, 1995.

     Under this plan certain key employees are awarded shares of Restricted Stock. "Restricted Stock" refers to stock issued by Millipore whereby the employee is required to return the stock to Millipore if, within a specified period (usually 4 years), the employee's employment with Millipore should cease for any reason other than death, disability or retirement. During the pendency of such restrictions, the employee is entitled to receive dividends and to vote the Restricted Stock.

     The Restricted Stock Plan provides that no awards may be granted beyond May 1, 1995, without prior stockholder approval. At its meeting on December 7, 1995, the Board of Directors adopted an amendment to the Restricted Stock Plan to extend the period during which such awards may be granted until May 1, 2000 and subsequently granted awards for a total of approximately 37,700 shares to approximately 12 key employees eligible to receive awards under the Restricted Stock Plan, subject to stockholder approval. Executive Officers who participate in the Management Incentive Plan are not eligible to participate in the Restricted Stock Plan, except for Mr. Zadel who received an award of 25,000 shares of Restricted Stock upon his election as President and CEO. Messrs. Lary and Takahashi received awards of Restricted Stock in 1993, prior to becoming corporate officers.

     Stockholders are being asked to approve the amendment to extend the period (until May 1, 2000) during which awards of Restricted Stock may be granted in order that Management may continue its program of attracting and retaining certain key members of senior management who are in a position to make substantial contributions to the successful conduct of Millipore's business.

     1,000,0000 shares of Millipore Common Stock have been reserved for issuance of awards under the Restricted Stock Plan (after giving effect to the stock dividends declared in 1986 and 1995). As of March 8, 1996, approximately 102,000 shares remain available for issuance under the Restricted Stock Plan, subject to stockholder approval of the amendment to the Restricted Stock Plan. All shares awarded will be paid from authorized (but unissued) shares, or Treasury Shares. Shares which are awarded and later re-acquired by Millipore pursuant to the forfeiture provisions of the Restricted Stock Plan will once again become available for award. As of March 8, 1996, the market value for Millipore Common Stock, as quoted on the New York Stock Exchange, was $00.00 per share.

     The Restricted Stock Plan is administered by the Management Development and Compensation Committee of the Board of Directors who are not eligible to participate. All members of the Committee are considered "outside directors". Awards are granted annually by the Committee out of a pool of Restricted Stock, the size of which is determined by reference to Millipore's performance, to those key members of senior management whose role and contribution is deemed critical to Millipore's success. The Restricted Stock Plan also allows the Committee to make special awards of Restricted Stock from time to time to a limited number of key executives, in order to encourage such key executives to become and remain more substantial stockholders of Millipore, and to waive the restrictions if they deem it appropriate to do so.

     The Board of Directors has the power to amend, suspend, or discontinue the Restricted Stock Plan except that without stockholder approval it may not withdraw administration of the Restricted Stock Plan from the Committee; permit any member of the Committee to participate in the Restricted Stock Plan; increase the number of shares authorized by the Restricted Stock Plan for awards (except as the result of adjustments by reason of certain corporate changes or changes in the capitalization of Millipore); extend the period for granting awards under the Restricted Stock Plan beyond May 1, 2000, or impair the rights of any grantee with respect to any outstanding award except in accordance with its terms and conditions.
Reasons for the Amendment to the Restricted Stock Plan

     As noted above, the Restricted Stock Plan will enable Millipore to continue its program of using equity incentives as a vehicle for encouraging key members of senior management to identify with Millipore's long term goals. By increasing senior management's equity participation in Millipore, their interests will be more closely aligned with those of Millipore's stockholders and this will assist Millipore in retaining highly qualified members of senior management. In the event that stockholder approval is not obtained, Management will consider the vote and the reasons therefor and will determine an appropriate course of action.

     A favorable vote by stockholders who hold at least a majority of the Common Stock of Millipore present or represented by proxy at the Annual Meeting and voting thereon is required for the approval of the Amendment to the Restricted Stock Plan.

     The Board of Directors recommends a vote FOR adoption of the Amendment to the Long Term Restricted Stock (Incentive) Plan by the Stockholders of Millipore.


Other Principal Holders of Millipore Common Stock

     As of March 8, 1996, the following persons are believed by Millipore to be the beneficial owners of more than 5% of Millipore Common Stock, Millipore's only class of voting securities:

                                       Amount and nature
     Name and address                     of beneficial        Percent
     of beneficial owner                   ownership           of class

The Regents of the University of California   0,000,000(1)      0.00%
     2199 Addison Street
     Berkeley, CA  94720
____________________

(1)

     The foregoing information is based upon Schedule 13G reports filed with the Securities and Exchange Commission by the above beneficial owners in ___________, 1996.
                                 ACCOUNTANTS

     Since 1970, Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), independent public accountants, have reported on Millipore's annual financial statements.
It is expected that the Audit and Finance Committee will meet later in the year to recommend to the Board of Directors the firm that will act as Millipore's independent public accountants for fiscal 1996. At the same time the Audit and Finance Committe is expected to review the nature and scope of the services to be performed for Millipore by that firm.
Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. See "Management and Election of Directors" for names of those Directors comprising the Audit and Finance Committee.

     Millipore's financial statements for 1995 were examined and reported upon by Coopers & Lybrand. In connection with this examination they also reviewed Millipore's Annual Report, its quarterly financial statements and its filings with the Securities and Exchange Commission, examined and reported upon the financial statements of Millipore's retirement plans, and provided consultation concerning the financial statement implications of various matters under consideration.

                            STOCKHOLDER PROPOSALS

     The deadline for receipt of stockholder proposals for inclusion in Millipore's 1997 Proxy Statement is November 12, 1996. To be included, all proposals must be in conformity with the rules of the Securities and Exchange Commission and must be received by Millipore at 80 Ashby Road, Bedford, Massachusetts 01730. Attention: Geoffrey Nunes, Senior Vice President and General Counsel, on or before the foregoing date.

                           FORM 10-K ANNUAL REPORT

     Stockholders may obtain without charge a copy of Millipore's Annual Report on Form 10-K for the year ended December 31, 1995, by writing to Geoffrey E. Helliwell, Director of Investor Relations, Millipore Corporation, 80 Ashby Road, Bedford, Massachusetts 01730.

                               OTHER BUSINESS

     The Board of Directors is not aware of any other business to come before the Annual Meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.


                                   Millipore Corporation


March 15, 1996
PRELIMINARY PROXY STATEMENT -FORM OF PROXY
D R A F T                               D R A F T


                            MILLIPORE CORPORATION

                Annual Meeting of Stockholders April 18, 1996
P
R
O
X
Y
     The undersigned hereby constitutes and appoints JOHN A. GILMARTIN, MICHAEL P. CARROLL and GEOFFREY NUNES and each of them singly, proxies and attorneys of the undersigned with full power of substitution, to vote all shares of Common Stock of Millipore Corporation ("Millipore") held by the undersigned or in respect of which the undersigned would be entitled to vote or act at the Annual Meeting of stockholders of Millipore to be held in Bedford, Massachusetts on
April 18, 1996 and any adjournments of said meeting (except as expressly limited on the reverse side) which the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

                         (Continued on reverse side)             SEE REVERSE
                                                               SIDE
D R A F T                               D R A F T

                                                  Milllipore Corporation
Proxy

Please mark votes as in this example

This proxy is solicited on behalf of the Board of Directors and unless otherwise specified in the boxes provided, this proxy will be voted IN FAVOR of all nominees, FOR proposals 2, 3 and 4, and in the discretion of the named proxies as to any other matter that may come before the meeting.

1. Election of directors
The undersigned GRANTS authority to elect as directors
the following nominees:
Nominees: Charles D. Baker, Maureen A. Hendricks, Thomas O. Pyle
          C. William Zadel
          FOR ALL Nominees         WITHHELD
                                  From ALL
                                  Nominees

______________________________________
   For ALL nominees EXCEPT as noted above

                                        FOR    AGAINST ABSTAIN
2. Adoption of the Amendment to Millipore's Restated
   Articles of Organization

3. Adoption of the Millipore Corporation 1995 Combined
   Stock Option Plan

4. Adoption of an Amendment to the Millipore
   Corporation Long Term Restricted Stock (Incentive) Plan


                         MARK HERE
                         FOR ADDRESS
                         CHANGE AND
                         NOTE AT LEFT

                        Please sign exactly as name appearshereon.
                        Joint Owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                       Signature______________________Date_____________

                       Signature______________________Date_____________




                                 7

       MILLIPORE CORPORATION 1995 COMBINED STOCK OPTION PLAN


1.   PURPOSES OF THE PLAN
     This Plan is intended to advance the interests of Millipore Corporation (the "Corporation"), its subsidiaries and all its stockholders by providing that those employees who are responsible for the management and growth of the business of the Corporation and who are making and can continue to make substantial contributions to the success of that business, may acquire a stock ownership in the Corporation, thus increasing their proprietary interest in the business, providing them with greater incentive and encouraging their continued service. Accordingly, the Corporation will grant to such employees as may be selected in the manner hereinafter provided, options to purchase shares of Common Stock of the Corporation subject to the conditions hereinafter provided.
     This Plan is also intended to qualify for the performance-based compensation exception provided in Section 162(m) of the Internal Revenue Code of 1986 (the "Code").
2.   TYPE OF OPTIONS AVAILABLE UNDER THIS PLAN
     Subject to the conditions hereinafter provided, two types of options are to be available under this Plan. They are in name, "Incentive Stock Options" and "Non-Qualified Stock Options."
3.   STOCK SUBJECT TO THE PLAN
     Subject to the provisions of the next succeeding paragraph, the aggregate number of shares of common stock issued under stock options that may be granted under this Plan shall not exceed 2,000,000 shares of the common stock ($1.00 par value) of the Corporation.
     If, prior to December 7,2005, an option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall (unless this Plan shall have been terminated) become available for options to other employees.
     The shares to be issued upon exercise of options granted under this Plan shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued shares of common stock of the Corporation or from the shares of common stock re-acquired by the Corporation, including shares purchased in the open market.
4.   ADMINISTRATION OF THE PLAN
     The Plan shall be administered by the Management Development
Committee of the Board of Directors of the Corporation which shall consist of at least three members (the "Committee"), and which shall be appointed by the Board and serve at its pleasure. To the extent required to preserve qualification of the Plan under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act") or Section 162(m) of the Code, or any successor provisions, members of the Committee shall be ineligible to participate in the Plan.
     Subject to review by the Board of Directors, the Committee from time to time shall recommend as to the Chairman and the Chief Executive Officer and shall approve management's recommendations as to those other employees to whom options are to be granted under the Plan, the number of shares, the purchase price per share and the other terms and conditions of each such option. Upon appropriate action by the Committee, stock options shall be granted upon the terms and conditions set forth in the Plan and such additional terms and conditions not inconsistent therewith as the Committee may require.
5.   PRICE
     The purchase price per share of stock provided in each option shall not be less than the fair market value of the stock at the time the option is granted, nor less than the then par value thereof. The fair market value shall be defined as the closing price for the Corporation's stock on the New York Stock Exchange as reported on the composite tape on the last business day prior to the date on which the option was granted, or if no sale of the stock shall have been made on the New York Stock Exchange on that day, on the next preceding day on which there was a sale of such stock.
6.   ELIGIBILITY OF OPTIONEES
     Options will be granted only to persons who are employees of the Corporation or of a wholly-owned subsidiary of the Corporation. No employee who, at the time the option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Millipore or any of its subsidiaries will be eligible to receive an Incentive Stock Option under this Plan. The term "employees" shall include officers as well as other employees of the Corporation and its subsidiaries. No member of the Board of Directors who is not also an employee shall be eligible to receive an option under this Plan.
     No Participant may be awarded options under the Plan in any fiscal year covering more than 500,000 shares. For purposes of the preceding sentence, to the extent required for continued qualification of awards under Section 162(m) of the Code, the repricing of an option shall be treated as a new grant. In the case of optionees subject to Section 16(b) of the 1934 Act, the Plan shall be construed and administered in all respects consistent with the intent that the Plan be qualified under Rule 16b-3 promulgated under the 1934 Act, including any successor rule.
7.   TERMS AND CONDITIONS OF OPTIONS
     Subject to the provisions of this Plan, the Committee shall have power: (a) to select the employees to be granted options (it being understood that more than one option may be granted to the same person);
(b) to determine the number of shares subject to each option; (c) to determine the type of option to be granted to each employee; (d) to determine the time or times when the options will be granted; (e) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 5 of this Plan; (f) to determine the time or times when each option may be exercised within the limits stated in this Plan; (g) to establish the terms of any restrictions applicable to shares of Common Stock issuable upon exercise of options granted under the Plan; and (h) to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any options granted under this Plan. Options may also contain other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan shall confer upon any optionee any right to continue in the Corporation's employ or limit in any way the Corporation's right to terminate his employment at anytime. In no event shall the loss of profit or potential profit in any option constitute an element of damages in the event of termination of the employment relationship of the optionee, even if the termination is in violation of an obligation of the Corporation or any of its subsidiaries.
     Each Incentive Stock Option granted under this Plan shall be granted within 10 years of the adoption of this Plan by the Board of Directors or its approval by the shareholders, whichever is earlier.
     Each option granted under this Plan shall terminate not later than ten years after the date on which it was granted. The Board of Directors may, in its discretion, prescribe a shorter period for any individual option or options.
     In addition to the other terms and conditions for Non-qualified Options set forth in this Plan, each Incentive Stock Option granted under this Plan shall be subject to the following conditions:
          a) The option will be a separate instrument bearing the heading "Incentive Stock Option".
          b) Each option, by its terms, will commit the optionee to inform the Corporation in writing of any disposition of shares (acquired by him under the option) prior to two years from the date of grant or one year from the date of exercise.
     An employee electing to exercise an option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, the type of option he is exercising (Incentive Stock Option or Non-Qualified Stock Option), and shall at the time of purchase tender the full purchase price either in (a) cash or certified check or by bank draft in U.S. dollars, or (b) shares of Millipore Common Stock having a fair market value (as that term is defined in Section 5) on the date of delivery equal to the full purchase price. Until the employee has made such payment, by any of these means, and has had issued to him a certificate or certificates for the shares so purchased, he shall possess no stockholder rights with respect to any such share or shares. Payment may also be made by delivery (including by FAX) to the Corporation or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Corporation to pay for the exercise price.
     The Corporation's obligation to deliver shares upon the exercise of any option (or cash in lieu thereof as provided below) shall be subject to any applicable Federal, State and local tax withholding requirements.
8.   CAPITAL CHANGES
     This Plan shall continue (unless specifically terminated) notwithstanding changes of the shares of common stock of the Corporation ($1.00 par value) into, or any exchange of them for, a different number and/or kind of shares of stock of this Corporation. It is intended that options granted thereunder shall continue notwithstanding any such changes or exchanges and notwithstanding any changes or exchanges of such shares into or for shares of another corporation which succeeds to the business of the Corporation or becomes related to it, whether or not such change or exchange results from a recapitalization, split-up, corporate merger, reorganization, consolidation or separation, acquisition of property for stock, stock dividend, issuance of stock rights, liquidation or otherwise. In the event of such a change or exchange, to carry out such intention, an appropriate adjustment shall be made in the total number of shares authorized under Section 3 and the annual Section 162(m) limit under
Section 6 and the purchase price of same with respect to options theretofore granted, provided that an optionee shall not be given additional benefits which he did not have under the old option before such adjustment, substitution or assumption and provided further that the excess of the aggregate fair market value of the shares subject to option, over the aggregate option price, is not increased, but the option shall not become exercisable as to a fractional share. Subject to the foregoing limitations the terms of any such adjustment shall be determined by the Board of Directors and such determination made in good faith shall be final, provided that if another corporation assumes the option or substitutes another option its determination of the terms shall be final.
9.   NON-ASSIGNABILITY AND NON-TRANSFERABILITY OF OPTIONS
     No Incentive Stock Option and, except to the extent permitted under Rule 16b-3, no non-qualified stock option granted under the Plan shall be assignable or transferable by the optionee other than to the Corporation except by his last will and testament, or by the laws of descent and distribution, and such option shall be exercised during his lifetime only by the optionee.
10.  TERMINATION OF ASSOCIATION
     If and when an optionee shall cease to be an employee of the Corporation (or a subsidiary), any option granted to him under this Plan shall, except as otherwise provided in this Section 10, terminate immediately. Notwithstanding the foregoing, an optionee shall not be considered to have ceased employment during any period in which the optionee is receiving severance benefits in the form of salary continuation. During such period, an option will be exercisable to the extent it would have been exercisable had the optionee remained in the employ of the Corporation.
     The Committee may provide for an optionee a special exercise period which will apply if his employment terminates due to retirement at normal retirement age (as defined in the Corporation's Retirement Plan) or he terminates his employment earlier with consent of the Corporation. The special exercise period will begin on the date of termination of employment and end on the date specified by the Committee, but in no event later than the earlier of the expiration date of the option or the fifth anniversary of the date of termination of employment. During such period the option will be exercisable to the extent it would have been exercisable had the optionee remained in the employ of the Corporation.
Any question whether or when an optionee has retired or terminated his employment with the consent of the Corporation shall be determined by the Committee, and its determination shall be final.
     If an optionee dies while employed by the Corporation (or a subsidiary) or during a special exercise period provided under this
Section 10, his option may be exercised in accordance with Section 11. Notwithstanding any provision contained herein, the Corporation shall have the right, but shall not be required, to repurchase from any employee who terminates his employment without the consent and approval of the Corporation, within six months of the exercise of any option, the shares of the Corporation's Common Stock so purchased by said employee at their original price (or exercise) price.
11.  DEATH OF OPTIONEE
     Should an optionee die while in the employ of the Corporation (or a subsidiary), or within a special exercise period provided to him under
Section 10, any option held by him at death may be exercised by his estate, or by the person or persons designated in his last will and testament, as follows: In the case of death during employment, each option will be exercisable until the earlier of the first anniversary of his death and the original expiration date of the option to the extent the option was exercisable by the optionee at the time of death. In the case of death during a special exercise period, each option will be exercisable during the remainder of such period to the extent it would have been exercisable had the employee lived.
12.  ADOPTION OF OUTSTANDING OPTIONS OF ACQUIRED COMPANIES
     The Board of Directors of the Corporation may assume as Options under this Plan outstanding options of acquired companies (whether issued pursuant to an appropriately authorized and adopted stock option plan or not) provided that the option or options thus assumed will be amended so that they are on terms and conditions that would have been permitted as an Option granted under this Plan as of the original date of grant by the acquired corporation. Such Options as adopted may provide for pro rata changes in exercise prices and in number of shares covered by the option to reflect the exchange ratio involved in any acquisition in which common stock of this Corporation is issued to holders of common stock of the acquired corporation.
13.  AMENDMENTS TO THE PLAN
     The Board of Directors of the Corporation or the shareholders may terminate or amend the Plan in any respect at any time, except that (a) no action of the Board or the shareholders may impair an optionee's rights under any outstanding option without his consent, and (b) without the approval of the shareholders, the total number of shares that may be sold under the Plan may not be increased (except by adjustment pursuant to Section 8), the provisions of Section 6, regarding eligibility and award limitations under Section 162(m) of the Code, may be not be modified, the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to Section 8) and the expiration date of the Plan may not be extended. The Committee may at any time amend any outstanding option (including without limitation by reducing the option price) or grant new options in substitution for canceled options; provided that without the approval of shareholders: (i) no amendment or re-grant shall operate to exceed the award limitations of Sections 3 or 6;
(ii) no amendment or re-grant of an option hereunder shall be effective unless the terms of the amended or re-granted option would have been permissible under the Plan if part of an option newly granted as of the date of the amendment or re-grant; and (iii) no such amendment of an outstanding option shall be effective to impair the rights of the optionee, without the optionee's consent.
14.  APPLICATION OF FUNDS
     The proceeds received by the Corporation pursuant to options granted under this Plan will be used for general corporate purposes.
15.  EFFECTIVE DATE OF THE PLAN
     This Plan shall be submitted to the shareholders of the Corporation at the annual meeting in 1996 and, if approved by the shareholders, shall thereupon become effective retroactively to the date of its adoption by the Board of Directors.
16.  TERMINATION DATE OF THE PLAN
     This Plan shall terminate 10 years from the date this Plan is adopted by the Board of Directors (December 7, 1995), unless another earlier time is prescribed by the Board of Directors.

10



                       MILLIPORE CORPORATION
            LONG TERM RESTRICTED STOCK (INCENTIVE) PLAN
                       FOR SENIOR MANAGEMENT
               (As amended through December 7, 1995)


     1. Purpose - The Purpose of the Long Term Restricted Stock (Incentive) Plan (the "Plan") is to promote the interests of the Company and its shareholders by providing additional incentive and reward (which will also enable them to increase their equity ownership in the Company) to those members of senior management of the Company who are in a position to contribute materially to its success, as well as to aid the Company in attracting and retaining such senior executives.
     2. Definitions - The following terms, when used in this Plan, shall have the following meanings:
     2.1 Incentive Awards - The number of shares of
Restricted
     Stock of the Company awarded to each Participant in accordance with the terms and conditions of this Plan, which shall
     (a) fully reflect the compensation, responsibilities, performance level and contribution of the Participant and the
     Company's performance, and (b) be competitive with those long term incentive compensation payments made by comparable growth-oriented companies.
     2.2 Special Awards - The number of shares of Restricted
Stock
     of the Company awarded only to certain selected key members of senior management who are Participants, and whose equity position in the Company should, in the opinion of the Committee, be substantially increased to more fully reflect his contribution to the future growth and profitability of the Company.
     2.3 Restricted Stock - Authorized and unissued or
Treasury
     shares of common stock par value $1.00 per share of the Company, which are issued to Participants either as Incentive or Special Awards, and which carry the restrictions described in Section 9 below.
     2.4 Company - Millipore corporation and all existing and
     future subsidiaries.
     2.5 Committee - The Management Development and
Compensation
     Committee of the Board of Directors which shall be comprised of such members of the Board as shall be from time to time appointed thereto.
     2.6 Participant - A key member of the Senior Management of the Company in a principal position of responsibility and
     thus in a position to make a substantial contribution to the profits, growth and success of the business of the Company, who has been selected from time to time by the Committee to participate in the Plan.
     2.7 Restricted Period - A period of four years, over which the Incentive Awards (Restricted Stock) granted under this
     Plan are to vest, i.e., become free of the restrictions described in Section 9 below.
     2.8 Restricted Stock Pool - The number of shares of Restricted Stock of the Company to be set aside annually
     for the grant of Incentive and Special Awards in that year.
     2.9 Average Growth in Earnings Per Share - In the year the determination is made is the average of (i) the projected
     growth in earnings per share for the current year, (ii) the actual growth in earnings per share in the prior year, and
     (iii) the actual growth in earnings per share in the penultimate year.

     2.10 Net Income - The net income of the Company for the
prior
     year as reported by the Company in its Annual Report to
     Stockholders.
     3. Stock Subject to the Restricted Stock Incentive Plan
- The
maximum aggregate number of shares of Restricted Stock which may be awarded under the Plan shall be 250,000 (adjusted to 500,000 to reflect the 100% stock dividend in 1986; and further adjusted to 1,000,000 to reflect the 100% stock dividend in 1995). There shall be no limit on the number of shares of Restricted Stock which may be awarded to any one employee. Shares awarded under the Plan which are forfeited and returned to the Company in accordance with the terms of the Plan shall, in determining the number of shares which may thereafter be awarded, be regarded as not having been previously awarded. Shares of Restricted Stock awarded under the Plan shall be authorized but unissued shares or shares reacquired by the Company (Treasury Shares) including shares purchased in the open market and shares forfeited and returned to the Company in accordance with the Plan, but in each and every instance they shall bear the restrictions set forth in clause 9.2 of Section 9 below.
     4. Administration - The Plan shall be administered by the Committee which shall have full and exclusive power and authority to interpret and administer the Plan, to adopt and amend rules and regulations and to establish terms and conditions, not inconsistent with the provisions of the Plan, for its administration and implementation. To the extent required to preserve qualification of the Plan under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act"), members of the Committee shall be ineligible to participate in the Plan.
     5. Participation -
     5.1 Only Participants, as defined above, may receive
Awards
     under the Plan.
     5.2 Directors as such shall not participate in the
Plan, but
     the fact that an employee is also a Director of the
Company
     shall not prevent his participation.
     5.3 The selection of any person for participation in
the Plan
     in any year shall not give such Participant any right
to be
     selected in any other year or to be retained in the
employ of
     the Company.
     5.4 The Plan shall not be deemed to preclude other compensation plans which may be in effect from time to time.
     5.5 In the case of Participants subject to the short-
swing
     profit provisions of Section 16(b) of the 1934 Act, the
Plan      shall be construed and administered in all
respects consistent      with the intent that the Plan be
qualified under Rule 16b-3
     of the 1934 Act, including any successor rule.
     6. Determination of Number of Shares in Pool - The Committee shall once a year determine the number of shares of Restricted Stock to be placed in that year's Restricted Stock Pool. Such number of shares shall be determined by reference to a matrix (prepared annually) which shall have on one axis Average Growth in Earnings Per Share and on the other Net Income.
     7. Grant of Incentive Awards - The Committee shall from time to time, but no more than once a year, except with respect to newly-hired employees, select, based on the recommendations of the Chairman and the President, the Participants who shall be granted an Incentive Award and the number of shares of Restricted Stock to be awarded thereunder. The Incentive Awards shall be made in accordance with such guidelines as the Committee may from time to time adopt.
     8. Grant of Special Awards - The Committee may from time to time, based on the recommendation of the Chairman and President, grant a Participant a Special Award in a number of shares similarly determined.
     9. Terms and Conditions of Awards -
     9.1 No share of Restricted Stock granted as an
Incentive
     Award or a Special Award under this Plan (and the right
to
     vote such shares and to receive dividends thereon) may
be
     sold, assigned, transferred exchanged, pledged,
hypothecated
     or otherwise encumbered, except as herein provided, for
the
     period from the date of the grant of the Incentive or
Special
     Award (the "Restricted Period") (which shall be four
years),
     and no such sale, assignment, transfer, exchange,
pledge,
     hypothecation or encumbrance, whether made or created
by
     voluntary act of the Participant or any agent of such Participant or by operation of law, shall be recognized by,
     or be binding upon, or shall in any manner affect the
rights
     of the Company.  Notwithstanding the foregoing, and
except as
     otherwise provided in the Plan, the Participant shall,
during    the Restricted Period, have all of the other
rights of a
     stockholder with respect to the shares awarded to such Participant, including, but not limited to, the right to
     receive such dividends as may be declared on such
shares and
     to vote (in person or by proxy) such shares at any
meeting of
     the stockholders of the Company.  The Committee shall
have
     the power ("Release Acceleration Powers") to permit, in
its
     sole discretion, an acceleration of the applicable
Restricted
     Period with respect to any part or all of the shares
awarded   to a Participant.
     9.2 Receipt of an Incentive or Special Award shall be subject to the execution of a written agreement (the
"Agreement")
     between the Company and the Participant, which shall set
     forth the number of shares awarded, the Restricted
Period,
     and such other terms and conditions including compliance with federal and state securities laws, methods of withholding, or providing for the payment of required taxes, as the Committee shall specify. Each certificate issued in respect of shares awarded to a Participant under the Plan shall be deposited with the Company or its designee and, at the option of the
     Company shall bear the following legend:
     "This Certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the Millipore
     Corporation Long Term Restricted Stock (Incentive) Plan and
     an Agreement entered into between the registered owner and
     Millipore Corporation, a copy of each of which is on file
     in the Office of the Treasurer of Millipore
Corporation,
     Bedford, Massachusetts."

     9.3 If the employment of a Participant with the Company
shall
     terminate prior to the expiration of the Restricted
Period
     applicable to any Incentive or Special Award for any
reason
     other than (i) death, (ii) disability (as the same may
be
     defined by the Committee or, in the absence of such definition, as the same may be defined under the regulations
     pursuant to the Federal Social Security Act), or (iii) retirement on or after such Participant's normal retirement
     date, or (iv) early resignation, with the consent of
the
     Committee, then all shares awarded under that Incentive
Award
     shall be forfeited to the Company, and the Participant
shall
     have no further rights or interest in such shares or certificates. Termination of employment of a Participant shall, for purposes of the Plan, be deemed to have occurred as of the date it is recorded in the Company's books in accordance with its then prevailing practices and procedures.
     9.4 If the employment of a Participant with the Company
shall
     terminate by reason of any of the occurrences set forth
in
     subclause (i), (ii), or (iii) of clause 9.3 of this Paragraph, the Restricted Period to which any shares of such
     Participant are subject shall be deemed to have expired
as to
     such shares as of the date of any such occurrence.
     9.5 If a Participant shall, on or before the date of termination of employment, have requested in writing to the
     Committee of the Company that the benefits of the
Release
     Acceleration Powers under clause 9.1 of this Paragraph
be
     extended to such Participant and such Participant's Restricted Stock, then during the period from the date of
     termination of such Participant's employment to the
date on
     which a determination shall have been made by the
Committee
     to grant or not to grant such request, such Restricted
Stock
     shall be in "Suspension" and shall be subject to all
the
     restrictions of the Plan regardless of any intervening expiration of the Restricted Period originally applicable to
     such Restricted Shares.
     9.6 Shares of Restricted Stock shall be released from
all of
     the forfeiture provisions of the Plan upon expiration
of the
     applicable Restricted Period, whether by lapse of time
or by
     any waiver or acceleration of the expiration of such
Period
     as provided herein, or as a result of any of the
occurrences
     set forth in subclauses (i), (ii), or (iii) of clause
9.3 of
     this Paragraph.  The Company shall, prior to delivery
to such   Participant or his or her legal representative of
the  certificate or certificates free of the legend provided
for in    clause 9.2 of this Paragraph, retain shares
sufficient to  satisfy the Participant's federal, state and
local tax      withholding requirements.
          10. Changes in Capitalization and Reorganization
-
     10.1 In the event of any change in, reclassification or subdivision or combination of, stock dividend on, or exchange
     of stock of the Company for the outstanding Common
Stock of
     the Company (collectively, "Change in Capitalization"),
the
     maximum number of shares available for Incentive and
Special
     Awards under the Plan, shall be appropriately adjusted
by the
     Committee.  Any securities received by a Participant as
a
     result of any Change in Capitalization still subject to
the
     restrictions and prohibitions imposed by the Plan
and/or the
     Agreement, and any certificates for such securities,
shall be
     deposited with the Company, or its designee and, except
as
     the Committee may otherwise determine, shall be subject
to
     the same restrictions, terms and conditions under the
Plan
     and/or the Agreement as shall have been applicable to
such
     shares on the effective date of the Change in
Capitalization.
     10.2 If control of the Company should change as the
result of
     any tender offer, market purchase program, merger, consolidation, sale of assets, proxy contest or otherwise,
     then the Restricted Period shall terminate forthwith.
     10.3 If the Company shall be consolidated or merged
with
     another company and control shall not change, then each Participant who has an outstanding Incentive or Special
Award
     hereunder which at the time is subject to any
restrictions
     under the Plan and/or the Agreement shall deposit with
the
     Company, or its designee, the securities and other
property
     which such Participant is entitled to receive by reason
of
     such Participant's ownership of the shares subject to
such
     restrictions and such securities and other property
shall,
     except as the Committee may otherwise determine, be
subject
     to the same restrictions, terms and conditions, under
the Plan
     and/or Agreement as shall have been applicable to such
shares
     on the effective date of such consolidation or merger.
     11. Effective Date, Termination and Amendment of the Restricted Stock (Incentive) Plan -
     11.1 No Incentive or Special Awards shall be granted
under
     the Plan after May 1, 2000 (the "Plan Expiration Date")
but
     any then current restrictions applicable to any
Incentive or
     Special Awards theretofore granted shall extend beyond
that
     date in accordance with their provisions.
     11.2 The Board of Directors may, from time to time and
at any
     time, terminate, suspend, modify, alter or amend the
Plan,
     except that, subject to the provisions of Paragraph 11,
no
     modification, alteration or amendment shall, without shareholder approval, withdraw administration of the
Plan
     form the Committee, permit any member of the Committee
to
     participate in the Plan.
     12. Miscellaneous -
     12.1 The Plan does not, directly or indirectly, create
any
     right for the benefit of an employee or class of
employees to
     receive any Incentive or Special Awards under the Plan
or
     create in any employee or class of employees any right
with
     respect to continuation of employment by the Company,
and it
     shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.  In no event shall the
     loss of profit or potential profit in any Incentive
Award     constitute an element of damages in the event of
termination    of the employment relationship of the
Participant, even if the
     termination is in violation of the obligation of the Corporation or any of its subsidiaries.
     12.2 The grantee of an Incentive or Special Award shall
not,
     with respect to such Award, be deemed to have become a Participant or to have any rights with respect to such
Award
     until and unless such grantee shall have executed an
Agreement
     and delivered a fully executed copy thereof to the
Company as
     provided in clause 9.2 of Paragraph 9 and otherwise
complied
     with the terms and conditions as to which compliance is
in
     order at the time of the granting of such Award.
     12.3 The provisions of the Plan and the terms and
conditions
     of any Incentive or Special Award shall, in accordance
with
     their terms, be binding upon, and inure to the benefit
of,
     all successors of each Participant, including, without
limita-
     tion such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative
of
     creditors of such Participant.
     12.4 Any written notice to the Company required by any
of the
     provisions of this Plan shall be addressed to the
Senior Vice
     President and General Counsel and shall not become
effective
     until received.
     12.5 This Plan and all determinations made and actions
taken
     hereunder shall be governed by the laws of the
Commonwealth
     of Massachusetts.
     12.6 With respect to those Participants whose
transactions in     the Corporation's common stock are
subject to Section 16 of      the 1934 Act: (i) the Plan is
intended to comply with all   applicable conditions of Rule
16b-3, or its successors; (ii)     all transactions
involving insider-participants are subject to     such
conditions, regardless of whether the conditions are expressly set forth in the Plan; and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to insider-participants.